Exhibit 99.1
Press Release
DENVER, CO – October 30, 2024	Contact: Trent Trujillo
Email: ttrujillo@udr.com

UDR ANNOUNCES THIRD QUARTER RESULTS

AND RAISES FULL-YEAR 2024 GUIDANCE RANGES

UDR, Inc. (the “Company”) (NYSE: UDR), announced today its third quarter 2024 results. Net Income, Funds from Operations (“FFO”), FFO as Adjusted (“FFOA”), and Adjusted FFO (“AFFO”) per diluted share for the quarter ended September 30, 2024 are detailed below.

	Quarter Ended September 30
Metric	3Q 2024 Actual	3Q 2024 Guidance	3Q 2023 Actual	$ Change vs. Prior Year Period	% Change vs. Prior Year Period
Net Income per diluted share	$0.06	$0.08 to $0.10	$0.10	$(0.04)	(40)%
FFO per diluted share	$0.60	$0.60 to $0.62	$0.61	$(0.01)	(2)%
FFOA per diluted share	$0.62	$0.61 to $0.63	$0.63	$(0.01)	(2)%
AFFO per diluted share	$0.54	$0.54 to $0.56	$0.55	$(0.01)	(2)%

●	Same-Store (“SS”) results for the third quarter 2024 versus the third quarter 2023 and the second quarter 2024 are summarized below.

SS Growth / (Decline)	Year-Over-Year (“YOY”): 3Q 2024 vs. 3Q 2023	Sequential: 3Q 2024 vs. 2Q 2024
Revenue	1.2%	0.9%
Expense	2.0%	2.6%
Net Operating Income (“NOI”)	0.8%	0.2%

●	As previously announced, during the third quarter the Company,
o	Earned the distinction of being a 2024 National Top Workplaces winner in the Real Estate Industry.
o	Issued $300.0 million of 10-year senior unsecured debt with an effective interest rate of 5.08 percent.
o	Extended the maturity date of its $1.3 billion senior unsecured revolving credit facility to August 2028 and added a one-year extension option to its $350.0 million senior unsecured term loan maturing January 2027.
●	Subsequent to quarter-end, the Company published its sixth annual ESG report.

“Continued resiliency in the labor market coupled with attractive relative affordability of apartment rentals has resulted in solid performance despite decades-high levels of new supply completions,” said Tom Toomey, UDR’s Chairman and CEO. “Based on our year-to-date successes, the strength of our operating platform, and continued innovation, we are again raising full-year 2024 FFOA per diluted share and Same-Store growth guidance expectations.”

Outlook(1)

As shown in the table below, the Company has established the following guidance ranges for the fourth quarter of 2024 and has updated its previously provided full-year 2024 guidance ranges.

	4Q 2024 Outlook	3Q 2024 Actual	Updated Full-Year 2024 Outlook	Prior Full-Year 2024 Outlook	Full-Year 2024 Midpoint (Change)
Net Income per diluted share	$0.10 to $0.12	$0.06	$0.38 to $0.40	$0.35 to $0.43	$0.39 (unch)
FFO per diluted share	$0.61 to $0.63	$0.60	$2.42 to $2.44	$2.38 to $2.46	$2.43 (+$0.01)
FFOA per diluted share	$0.62 to $0.64	$0.62	$2.47 to $2.49	$2.42 to $2.50	$2.48 (+$0.02)
AFFO per diluted share	$0.56 to $0.58	$0.54	$2.21 to $2.23	$2.16 to $2.24	$2.22 (+$0.02)
YOY Growth:
SS Revenue	N/A	1.2%	2.00% to 2.40%	1.00% to 3.00%	2.20% (+0.20%)
SS Expense	N/A	2.0%	4.00% to 4.80%	4.00% to 6.00%	4.40% (-0.60%)
SS NOI	N/A	0.8%	1.00% to 1.40%	(0.25)% to 1.75%	1.20% (+0.45%)
(1)

Additional assumptions for the Company’s fourth quarter and full-year 2024 outlook can be found on Attachment 13 of the Company’s related quarterly Supplemental Financial Information (“Supplement”). A reconciliation of GAAP Net Income per share to FFO per share, FFOA per share, and AFFO per share can be found on Attachment 14(D) of the Company’s related quarterly Supplement. Non-GAAP financial measures and other terms, as used in this earnings release, are defined and further explained on Attachments 14(A) through 14(D), “Definitions and Reconciliations,” of the Company’s related quarterly Supplement.

Operating Results

In the third quarter, total revenue increased by $10.0 million YOY, or 2.4 percent, to $420.2 million. This increase was primarily attributable to growth in revenue from Same-Store communities, prior year acquisitions, and completed developments.

“Same-Store revenue, expense, and NOI growth in the third quarter was better than expected, which drove our full-year 2024 guidance increases,” said Mike Lacy, UDR’s Senior Vice President of Operations. “We expect our fourth quarter year-over-year Same-Store revenue growth to accelerate from third quarter levels due to resident retention that continues to exceed our original expectations, occupancy that has improved to the mid-96 percent range, and higher resident satisfaction that supports our ability to drive renewal rate growth in the mid-4 percent range.”

Summary of Second Quarter 2024, Third Quarter 2024, and October 2024 Residential Operating Trends(1)

	As of October 29, 2024
Same-Store Metric	2Q 2024 as reported	3Q 2024 as reported	Oct 2024
Weighted Average Physical Occupancy	96.8%	96.3%	96.5% to 96.7%
Effective Blended Lease Rate Growth(2)	2.4%	1.8%	(0.4)% to 0.2%
(1)	Metrics are as of October 29, 2024 for the Company’s Same-Store residential portfolio and are subject to change.
(2)

The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of (a) Effective New Lease Rate Growth and (b) Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level new and in-place demand trends. Please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement for additional details.

In the tables below, the Company has presented YOY, sequential, and year-to-date (“YTD”) Same-Store results by region.

Summary of Same-Store Results in the Third Quarter 2024 versus the Third Quarter 2023

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YOY Change in Occupancy
West	1.8%	2.2%	1.6%	31.1%	96.3%	(0.3)%
Mid-Atlantic	2.4%	2.6%	2.3%	20.8%	96.4%	(0.5)%
Northeast	2.8%	4.2%	2.1%	18.4%	96.5%	(0.2)%
Southeast	(1.0)%	(0.4)%	(1.2)%	13.7%	95.9%	(0.5)%
Southwest	(2.2)%	0.8%	(3.9)%	9.1%	96.3%	(0.5)%
Other Markets	(0.4)%	(0.7)%	(0.2)%	6.9%	96.6%	0.1%
Total	1.2%	2.0%	0.8%	100.0%	96.3%	(0.4)%
(1)	Based on 3Q 2024 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for the quarter.

Summary of Same-Store Results in the Third Quarter 2024 versus the Second Quarter 2024

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	Sequential Change in Occupancy
West	1.6%	3.5%	0.9%	31.1%	96.3%	(0.3)%
Mid-Atlantic	1.5%	2.5%	1.1%	20.8%	96.4%	(0.7)%
Northeast	2.0%	6.4%	(0.3)%	18.4%	96.5%	(0.7)%
Southeast	(1.0)%	(0.5)%	(1.3)%	13.7%	95.9%	(0.7)%
Southwest	(0.8)%	(2.7)%	0.3%	9.1%	96.3%	(0.4)%
Other Markets	0.4%	4.1%	(1.2)%	6.9%	96.6%	(0.1)%
Total	0.9%	2.6%	0.2%	100.0%	96.3%	(0.5)%
(1)	Based on 3Q 2024 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for the quarter.

Summary of Same-Store Results for YTD 2024 versus YTD 2023

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YTD YOY Change in Occupancy
West	2.6%	4.3%	2.0%	31.4%	96.7%	0.2%
Mid-Atlantic	3.5%	4.9%	2.9%	20.9%	96.9%	0.1%
Northeast	3.6%	6.5%	2.0%	18.5%	97.0%	0.0%
Southeast	0.7%	1.7%	0.2%	14.2%	96.4%	0.2%
Southwest	(0.6)%	2.4%	(2.3)%	8.7%	96.6%	0.0%
Other Markets	1.3%	6.6%	(0.8)%	6.3%	96.9%	0.2%
Total	2.3%	4.4%	1.4%	100.0%	96.7%	0.1%
(1)	Based on YTD 2024 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for YTD 2024.

Debt and Preferred Equity Program Activity

At the end of the third quarter, the Company had fully funded its $550.9 million of commitments under its Debt and Preferred Equity Program (previously referred to as the Developer Capital Program), with approximately 50 percent of this being in stabilized developments and recapitalizations. In total, the Company’s Debt and Preferred Equity investments carry a contractual weighted average 9.8 percent rate of return and have a weighted average remaining term of 2.5 years.

As previously announced, during the quarter the Company,

●	Received a $17.2 million partial paydown of its preferred equity investment in Vernon Boulevard, a recently developed 534-home apartment community in Queens, NY. In conjunction with the paydown, the Company’s remaining $50.9 million preferred equity investment will earn a contractual 11.0 percent rate of return, which was adjusted lower from a previous 13.0 percent rate of return to reflect the reduced risk in UDR’s investment.
●	Fully funded a $35.0 million preferred equity portfolio investment in four stabilized communities as part of a recapitalization, which is summarized below.

Community / Type	Location (MSA)	Apartment Homes	Investment Type	Commitment ($ millions)	Last Dollar LTV(1)	Rate of Return
Stabilized Portfolio / Recapitalization	Portland, OR	818	Preferred Equity	$35.0	75%	10.75%
(1)

The capital structure for this portfolio includes, in order of seniority, senior loans that represent approximately 57.5 percent of property value, UDR’s preferred equity investment that represents the next approximately 17.5 percent of property value, and sponsor equity representing the remaining approximately 25 percent of property value, with these percentages based on the transaction value.

During the quarter, the Company entered into a new $31.1 million senior loan directly with its joint venture in Junction, a 66-home apartment community located in Santa Monica, CA, with an interest rate of SOFR plus 3 percent and a maturity date of September 2027, which is in addition to the Company’s existing preferred equity investment. The proceeds of the senior loan were used by the joint venture to repay in full its prior senior construction loan, which was scheduled to mature in January 2025. Furthermore, the Company recorded an $8.1 million non-cash impairment loss on its total investment in Junction due to a decrease in the value of the operating community.

Capital Markets and Balance Sheet Activity

During the quarter, the Company,

●	Issued $300.0 million of 10-year senior unsecured debt with an effective interest rate of 5.08 percent.
●	Extended the maturity date of its $1.3 billion senior unsecured revolving credit facility to August 2028, with two six-month extension options, and added a one-year extension option to its $350.0 million senior unsecured term loan maturing January 2027. The credit agreement includes an accordion feature that allows the total commitments under the revolving credit facility and the total borrowings under the term loan to be increased to a maximum amount of up to $2.5 billion, subject to certain conditions. The interest rate applicable to the revolving credit facility and term loan are consistent with the prior agreement, but, contingent on the Company achieving certain to be determined sustainability goals, the applicable margin on the revolving credit facility may change by up to four basis points and the applicable facility fee may change by up to one basis point. The applicable margin on the term loan may be reduced by up to two basis points contingent on the Company receiving green building certifications.

The Company’s total indebtedness as of September 30, 2024 was $5.9 billion with only $180 million, or 3.2 percent of total consolidated debt, maturing through 2025, including principal amortization and excluding amounts on the Company’s commercial paper program and working capital credit facility. As of September 30, 2024, the Company had approximately $1.0 billion in liquidity through a combination of cash and undrawn capacity on its credit facilities. Please see Attachment 13 of the Company’s related quarterly Supplement for additional details on projected capital sources and uses.

In the table below, the Company has presented select balance sheet metrics for the quarter ended September 30, 2024 and the comparable prior year period.

	Quarter Ended September 30
Balance Sheet Metric	3Q 2024	3Q 2023	Change
Weighted Average Interest Rate	3.43%	3.37%	0.06%
Weighted Average Years to Maturity(1)	5.4	5.9	(0.5)
Consolidated Fixed Charge Coverage Ratio	4.9x	5.2x	(0.3)x
Consolidated Debt as a percentage of Total Assets	32.9%	32.8%	0.1%
Consolidated Net Debt-to-EBITDAre(2)	5.6x	5.7x	(0.1)x
(1)	If the Company’s commercial paper balance was refinanced using its line of credit, the weighted average years to maturity would have been 5.6 years with and without extensions for 3Q 2024 and 6.0 years without extensions and 6.1 years with extensions for 3Q 2023.
(2)	Defined as EBITDAre - adjusted for non-recurring items. A reconciliation of GAAP Net Income per share to EBITDAre - adjusted for non-recurring items and GAAP Total Debt to Net Debt can be found on Attachment 4(C) of the Company’s related quarterly Supplement.

Corporate Responsibility

During the quarter, the Company earned the distinction of being a 2024 National Top Workplaces winner in the Real Estate Industry.

Subsequent to quarter-end, the Company published its sixth annual ESG report, which detailed UDR’s ongoing commitment to engaging in socially responsible ESG activities to contribute to a lower-carbon future.

Dividend

As previously announced, the Company’s Board of Directors declared a regular quarterly dividend on its common stock for the third quarter 2024 in the amount of $0.425 per share. The dividend will be paid in cash on October 31, 2024 to UDR common shareholders of record as of October 10, 2024. The third quarter 2024 dividend will represent the 208th consecutive quarterly dividend paid by the Company on its common stock.

Supplemental Financial Information

The Company offers Supplemental Financial Information that provides details on the financial position and operating results of the Company, which is available on the Investor Relations section of the Company's website at ir.udr.com.

Conference Call and Webcast Information

UDR will host a webcast and conference call at 1:00 p.m. Eastern Time on October 31, 2024, to discuss third quarter 2024 results as well as high-level views for 2024. The webcast will be available on the Investor Relations section of the Company’s website at ir.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the teleconference dial 877-423-9813 for domestic and 201-689-8573 for international. A passcode is not necessary.

Given a high volume of conference calls occurring during this time of year, delays are anticipated when connecting to the live call. As a result, stakeholders and interested parties are encouraged to utilize the Company’s webcast link for its earnings results discussion.

A replay of the conference call will be available through December 1, 2024, by dialing 844-512-2921 for domestic and 412-317-6671 for international and entering the confirmation number, 13749409, when prompted for the passcode. A replay of the call will also be available on the Investor Relations section of the Company’s website at ir.udr.com.

Full Text of the Earnings Report and Supplemental Data

The full text of the earnings report and related quarterly Supplement will be available on the Investor Relations section of the Company’s website at ir.udr.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of September 30, 2024, UDR owned or had an ownership position in 60,123 apartment homes. For over 52 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents and the highest quality experience for Associates.